AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of December 10, 2025 by and among Autozi Internet Technology (Global) Ltd., a Cayman Islands exempt company (the "Company"), and individuals with each of their signatures affixed on the signature page of this Agreement (each, a "Purchaser"; collectively, the "Purchasers"). Each of the parties named above may be referred to herein as a "Party" and collectively as the "Parties." Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to that certain Securities Purchase Agreement dated as of December 8, 2025 (the "Original Agreement"), where Company agreed to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 1,748,630,000 Ordinary Shares;

WHEREAS, as of the date hereof, the closing of the Original Agreement has not taken place;

WHEREAS, the Parties agree to amend the Original Agreement; and

WHEREAS, pursuant to Section 5.3 of the Original Agreement, amendments to the Original Agreement shall be in writing and shall require the written consent of the Company and each Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Amendment.

(1) Amendment. The Parties hereby agree to amend the Original Agreement (as amended by this Agreement, the "Amended Agreement") as follows:

A new Section 5.13 is hereby added to read as follows:

"Notwithstanding anything herein to the contrary, if the Company, before the Closing, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Ordinary Shares into a larger number of shares or (ii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the price per share (the "Price Per Share") in Section 1.2 (a) shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination. Simultaneously with any adjustment to the Price Per Share pursuant to this Section 5.13, the number of Ordinary Shares purchased and issuable under this Agreement shall be increased or decreased proportionately, so that after such adjustment the aggregate purchaser price payable hereunder for the adjusted number of Ordinary shall be the same as the aggregate purchase price in effect immediately prior to such adjustment."

(2) Reference to and Effect on the Original Agreement. On or after the date hereof, each reference in the Original Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Original Agreement as amended hereby. No reference

to this Agreement need be made in any instrument or document at any time referring to the Original Agreement, a reference to the Original Agreement in any of such to be deemed a reference to the Amended Agreement.

(3) No Other Amendments. Except as set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms, which such terms are hereby ratified and confirmed and remain in full force and effect.

2. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4. Governing Law; jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its choice of laws principles. Each Party hereby irrevocably and unconditionally submits to the jurisdiction of any New York State court or Federal Court of the United States of America sitting in New York County in the State of New York.

5. Representation by Counsel. Each of the parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

The Company:

Autozi Internet Technology (Global) Ltd.

By: ______________________

Name:

Title:

[Signature Page of the Company]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 申海波
Name: Haibo Shen
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: Room 601, No.18, Lane 300, Xianxia West Road, Changning District, Shanghai, China
Telephone: 13524661228
Email: shenhbxy2025@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Yi Jiang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: No.273-3, Zhongshan Zhong Road, Lianyun District, Lianyungang, China
Telephone: 13701119358
Email: zhangjjy0506@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Jingyuan Wang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: No.1928, Henan West Street, Hunchun City, Jilin Province, China
Telephone: 18611616318
Email: wangjycao2025@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 古疆
Name: Jiang Gu
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: No.36, Baita Road, Panlong District, Kunming City, Yunnan Province, Building 2, China
Telephone: 13888391616
Email: ynkmgj4321@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 徐谊
Name: Yi Xu
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: Room 203, No.11, Lane 620, Xianxia West Road, Changning District, Shanghai, China
Telephone: 13816170117
Email: xuyi171@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Hongfeng Zheng
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: 3-2, Xisanqi Garden, Haidian District, Beijing, China
Telephone: 13801064919
Email: bill.zh@263.net

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Xuefeng Li
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: 2104, Unit 2, Building 352, Shui'an Manor, Chaoyang District, Beijing, China
Telephone: 13901226187
Email: lixuefeng63@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 张佳
Name: Jia Zhang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: 1-302, Guanghua Road, Tangma Road, Kaiping District, Tangshan City, Hebei Province, China
Telephone: 13810603108
Email: zhangjiaqq25@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 張瀏
Name: Liu Zhang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: A-3, Xueliao Township, Haidian District, Beijing, China
Telephone: 13910513557
Email: 516071467@qq.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Meiyu Zhang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $1,418,985.71

Address and Contacts of Purchaser:
Address: 36 Ande Road, Xicheng District, Beijing, China
Telephone: 18611379588
Email: zhxmkl2026@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 王敏
Name: Min Wang
Title:

Number of Ordinary Shares Purchased: 27,322,404
Purchase Price: $ 500,000

Address and Contacts of Purchaser:
Address: Room 102, No.12, Donghu Ruijing, Ma Anshan, China
Telephone: 13909635698
Email: chenzs99@hotmail.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Shuxia Liu
Title:

Number of Ordinary Shares Purchased: 81,967,213
Purchase Price: $1,500,000

Address and Contacts of Purchaser:
Address: Room 2401, No.3, Dongping Xincheng, Shunde District, Foshan, China
Telephone: 13923129662
Email: 281393170@qq.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 吴福春
Name: Fuchun Wu
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: No. 25, Gaoshi Village, Gaoshi Administrative Village, Chengwu Town, Chengwu County, Shandong Province, China
Telephone: 19911593021
Email: whitepomeranian@126.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name:Liming Tang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address:Yantang Village, Niujiaba Town, Lianguiwan District, Yongzhou City, HunanProvince, China
Telephone:17570100866
Email:picture20288@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 陈杰
Name: Jie Chen
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: No. 180, Fujia Group, Hanjia Section, Jinmei Community, Jili Subdistrict, Liuyang City, Hunan Province, China
Telephone: 15580071731
Email: almightanail@yeah.net

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 赵翔
Name: Xiang Zhao
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:

Address: No. 189 Renmin East Road, Furong District, Changsha City, China
Telephone: 19911593071
Email: zx34534@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 宋聚多.
Name: Juduo Song
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: No. 25 Gaoxi Village, Gaoxi Administrative Village, Chengwu Town, Chengwu County, Shandong Province, China
Telephone: 15581669832
Email: lohsF1643@126.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 赵秋丽
Name:Qiuli Zhao
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:

Address:1-2-2, No. 45-1 Dongpinghu Street, Yuhong District, Shenyang City,China
Telephone:19527182657
Email:zql44642@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name:Kunlin Xiang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:

Address:No. 184 Dazheng Street, Dongkou Town, Dongkou County, Hunan Province, China
Telephone:17871991439
Email:quae6458832@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 张贤妮
Name: Xianni Zhang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: No. 14002 Zilong'an Village, Anyou Township, Anxiang County, Hunan Province, China
Telephone: 17891009485
Email: capslock6544@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 李淑莉
Name: Shuli Li
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: Room 16E, Unit 2, Building 2, Block A, Zhonghai Kangcheng Garden, 149 Qinghui Road, Longgang District, Shenzhen, Guangdong Province, China
Telephone: 17872371887
Email: llatsachtik@126.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 王玲娥
Name: Linge Wang
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: No. 205-1, Yangshan Group, Dongying Village, Gugang Town, Liuyang City, Hunan Province, China
Telephone: 17871972519
Email: wang0e1234567@126.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name: Hui Liao
Title:

Number of Ordinary Shares Purchased: 77,540,203
Purchase Price: $ 1,418,985.71

Address and Contacts of Purchaser:
Address: Group 2, Tianma New Village, Xiaduopu Town, Ningxiang County, Hunan Province, China
Telephone: 852 92959297
Email: ssag330021@163.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 葛秋香
Name: Qiuxiang Ge
Title:

Number of Ordinary Shares Purchased: 10,000,000
Purchase Price: $ 183,000

Address and Contacts of Purchaser:

Address: Building 10, Sunshine Garden, Karamay District, Karamay City, Xinjiang, China
Telephone: 19109908307
Email: 2192171398@qq.com

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By: 欧阳萱

Name: Xuan Ouyang

Title:

Number of Ordinary Shares Purchased: 1,000,000

Purchase Price: $ 18,300

Address and Contacts of Purchaser:

Address: Gaojiang, Songjiang Town, Hengnan County, Hunan Province Village Jiaohe Group, China

Telephone: 17891002889

Email: qiopud112234@126.com

[Signature Page of the Purchaser]

EXHIBIT A

NON U.S. PERSON REPRESENTATIONS

The Purchaser indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1. At the time of (a) the offer by the Company and (b) the acceptance of the offer by such Person of the Shares, such Person was outside the United States.

2. Such Person is acquiring the Shares for such Person's own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3. Such Person will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Person will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the "Distribution Compliance Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4. Such Person has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of such securities.

5. Neither such Person, its Affiliates nor any Person acting on behalf of such Person, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6. Such Person consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in the Agreement.

7. Such Person is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8. Such Person has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Person's interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

9. Such Person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10. Such Person understands the various risks of an investment in the Shares and can

afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11. Such Person has had access to the Company's publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such Person has requested and all such public information is sufficient for such Person to evaluate the risks of investing in the Shares.

12. Such Person has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13. Such Person is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14. Such Person will not sell or otherwise transfer the Shares unless either (A) the transfer of such Shares is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15. Such Person represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16. Such Person understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such Person and that any representation to the contrary is a criminal offense.

EXHIBIT B

LIST OF PURCHASERS

17.

No.	Shares	Name	Address
1	77,540,203	Haibo Shen	Room 601, No.18, Lane 300, Xianxia West Road, Changning District, Shanghai, China
2	77,540,203	Yi Jiang	Room 601, No.18, Lane 300, Xianxia West Road, Changning District, Shanghai, China
3	77,540,203	Jingyuan Wang	No.1928, Henan West Street, Hunchun City, Jilin Province, China
4	77,540,203	Jiang Gu	No.36, Baita Road, Panlong District, Kunming City, Yunnan Province, Building 2, China
5	77,540,203	Yi Xu	Room 203, No.11, Lane 620, Xianxia West Road, Changning District, Shanghai, China
6	77,540,203	Hongfeng Zheng	3-2, Xisanqi Garden, Haidian District, Beijing, China
7	77,540,203	Xuefeng Li	2104, Unit 2, Building 352, Shui'an Manor, Chaoyang District, Beijing, China
8	77,540,203	Jia Zhang	1-302, Guanghua Road, Tangma Road, Kaiping District, Tangshan City, Hebei Province, China
9	77,540,203	Liu Zhang	A-3, Xueliao Township, Haidian District, Beijing, China

10	77,540,203	Meiyu Zhang	36 Ande Road, Xicheng District, Beijing, China
11	27,322,404	Min Wang	Room 102, No.12, Donghu Ruijing, Ma Anshan, China
12	81,967,213	Shuxia Liu	Room 2401, No.3, Dongping Xincheng, Shunde District, Foshan, China
13	77,540,203	Fuchun Wu	No. 25, Gaoshi Village, Gaoshi Administrative Village, Chengwu Town, Chengwu County, Shandong Province, China
14	77,540,203	Liming Tang	Yantang Village, Niujiaba Town, Lianguiwan District, Yongzhou City, Hunan Province, China
15	77,540,203	Jie Chen	No. 180, Fujia Group, Hanjia Section, Jinmei Community, Jili Subdistrict, Liuyang City, Hunan Province, China
16	77,540,203	Xiang Zhao	No. 189 Renmin East Road, Furong District, Changsha City,China
17	77,540,203	Juduo Song	No. 25 Gaoxi Village, Gaoxi Administrative Village, Chengwu Town, Chengwu County, Shandong Province,China
18	77,540,203	Qiuli Zhao	1-2-2, No. 45-1 Dongpinghu Street, Yuhong District, Shenyang City,China
19	77,540,203	Kunlin Xiang	No. 184 Dazheng Street, Dongkou Town, Dongkou County, Hunan Province, China

20	77,540,203	Xianni Zhang	No. 14002 Zilong'an Village, Anyou Township, Anxiang County, Hunan Province, China
21	77,540,203	Shuli Li	Room 16E, Unit 2, Building 2, Block A, Zhonghai Kangcheng Garden, 149 Qinghui Road, Longgang District, Shenzhen, Guangdong Province, China
22	77,540,203	Linge Wang	No. 205-1, Yangshan Group, Dongying Village, Gugang Town, Liuyang City, Hunan Province, China
23	77,540,203	Hui Liao	Group 2, Tianma New Village, Xiaduopu Town, Ningxiang County, Hunan Province, China
24	10,000,000	Qiuxiang Ge	Building 10, Sunshine Garden, KaramayDistrict, Karamay City, Xinjiang, China
25	1,000,000	Xuan Ouyang	Gaojiang, Songjiang Town, Hengnan County, Hunan Province Village Jiaohe Group,China
	Total:		1,748,630,000